UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

September 12, 2016

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 12, 2016, Enova International, Inc. (“Enova”) and two of its subsidiaries entered into a Second Omnibus Amendment (the “Second Amendment”) to amend the Indenture and Receivables Purchase Agreement (the “Agreements”), which are part of Enova’s receivables securitization facility that was established on January 15, 2016, pursuant to various agreements with certain purchasers, Jefferies Funding LLC, as administrative agent, and Bankers Trust Company, as indenture trustee and securities intermediary. The Second Amendment authorized Enova to include in the securitization facility receivables originated by a state-chartered bank and acquired by an Enova subsidiary from that bank, and it adjusted the Investment Pool Cumulative Net Loss Trigger for the Initial Term Note Investment Pool (as such terms are defined in the Indenture), which was the seasoned pool of receivables securitized under the facility on the January 15, 2016 closing date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: September 16, 2016	By:	/s/ Lisa M. Young
Lisa M. Young
Vice President—General Counsel &
Secretary